UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2012 (September 19, 2012)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cyberonics, Inc. (the “Company”) held its annual meeting of stockholders ("Annual Meeting") at its offices in Houston, Texas on Wednesday, September 19, 2012.  At the Annual Meeting, stockholders were asked to vote on five proposals: (1) election of seven directors to serve for the following year and until their successors are duly elected; (2) approval of the Cyberonics, Inc. 2009 Stock Plan, as amended to increase the aggregate maximum number of shares that can be issued under the plan by 2,200,000 shares; (3) approval of the Fiscal 2013 Executive Bonus Program; (4) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 26, 2013; and (5) an advisory vote on the compensation of the Company’s named executive officers.  The final results of the stockholder votes on the five proposals are as set forth below.

Proposal for the election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Guy C. Jackson	23,702,286	225,005	1,947,377
Joseph E. Laptewicz, Jr.	23,654,254	272,767	1,947,377
Daniel J. Moore	23,742,922	184,369	1,947,377
Hugh M. Morrison	23,742,872	184,419	1,947,377
Alfred J. Novak	23,702,636	224,655	1,947,377
Arthur L. Rosenthal, Ph.D.	23,625,973	301,318	1,947,377
Jon T. Tremmel	23,660,217	267,074	1,947,377

Proposal to approve the Cyberonics, Inc. 2009 Stock Plan, as amended to increase the aggregate maximum number of shares that can be issued under the plan by 2,200,000 shares:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

18,139,928	5,780,176	7,187	1,947,377

Proposal to approve the Fiscal 2013 Executive Bonus Program:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

22,152,595	1,748,427	26,269	1,947,377

Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 26, 2013:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

25,131,416	687,689	55,563	0

Proposal for an advisory vote on compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

22,848,598	1,062,420	16,273	1,947,377

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
September 20, 2012